Exhibit 21

SUBSIDIARIES OF THE COMPANIES

Divisions of ONEOK, Inc.

Oklahoma Natural Gas Company, a division of ONEOK, Inc.

Kansas Gas Service Company, a division of ONEOK, Inc.

Texas Gas Service Company, a division of ONEOK, Inc.

ONEOK Gas Transportation Company, a division of ONEOK, Inc.

Subsidiaries of ONEOK, Inc.	State of Incorporation or Organization

Kansas Gas Marketing Company	Kansas
Mercado Gas Services Inc.	Delaware
ONEOK Partners GP, L.L.C.	Delaware
NBP Services, LLC	Delaware
Northern Border Pipeline Corporation	Delaware
ONEOK NB Company	Delaware
Oklahoma Natural Energy Services Company	Oklahoma
ONEOK Bushton Processing, Inc.	Delaware
ONEOK Energy Marketing Company	Oklahoma
ONEOK Energy Services Canada, Ltd.	Canada
ONEOK Energy Services Company, II	Delaware
ONEOK Energy Services Company, L.P.	Texas
ONEOK Energy Services Holdings, L.L.C.	Oklahoma
ONEOK Field Services Holdings, L.L.C.	Oklahoma
ONEOK Kansas Company	Kansas
ONEOK Kansas Properties, L.L.C.	Kansas
ONEOK Leasing Company	Delaware
ONEOK Parking Company, L.L.C.	Delaware
ONEOK Propane Company	Delaware
ONEOK Services Company	Oklahoma
ONEOK Texas Resources, Inc.	Delaware
ONEOK PB Company, L.L.C.	Delaware
TGS Rio, L.L.C.	Delaware
ONEOK Partners, L.P. (45.7%)	Delaware

Subsidiaries of ONEOK Partners Intermediate Limited Partnership:

ONEOK Partners Intermediate Limited Partnership	Delaware
ONEOK ILP GP, L.L.C.	Delaware
Bear Paw Investments, LLC	Delaware
Bear Paw Energy, LLC	Delaware
Bear Paw Processing Company (Canada), Ltd.	Alberta
Brown Bear Enterprises, LLC	Delaware

Border Minnesota Pipeline, LLC	Delaware
Black Mesa Holdings, Inc.	Delaware
Black Mesa Pipeline, Inc.	Delaware
Black Mesa Pipeline Operations, L.L.C.	Delaware
Black Mesa Technologies, Inc.	Oklahoma
Black Mesa Technologies Services, LLC (60%)	Oklahoma
Border Midstream Services, Ltd.	Alberta
Border Midwestern Company	Delaware
Midwestern Gas Marketing Company	Delaware
Midwestern Gas Transmission Company	Delaware
Border Viking Company	Delaware
Viking Gas Transmission Company	Delaware
Crestone Energy Ventures, L.L.C.	Delaware
Crestone Bighorn, L.L.C.	Delaware
Crestone Gathering Services, L.L.C.	Delaware
Crestone Powder River, L.L.C.	Delaware
Crestone Wind River, L.L.C.	Delaware
Northern Border Pipeline Company (general partnership) (50%)	Texas
China Pipeline Holdings Ltd. (0.81%)	Cayman Islands
Guardian Pipeline, L.L.C. (100%)	Delaware
Bighorn Gas Gathering, L.L.C. (49.0%)	Delaware
Fort Union Gas Gathering, LLC (37.04%)	Delaware
Lost Creek Gathering Company, L.L.C. (35%)	Delaware
Chisholm Pipeline Company (50%)	Delaware
Chisholm Pipeline Holdings, L.L.C.	Delaware
Mid Continent Market Center, L.L.C.	Kansas
OkTex Pipeline Company, L.L.C.	Delaware
ONEOK Field Services Company, L.L.C.	Oklahoma
ONEOK Gas Gathering, L.L.C.	Oklahoma
ONEOK Gas Storage Holdings, L.L.C.	Delaware
ONEOK Gas Storage, L.L.C.	Oklahoma
ONEOK Gas Transportation, L.L.C.	Oklahoma
ONEOK Hydrocarbon, L.L.C.	Delaware
ONEOK Hydrocarbon, L.P.	Delaware
ONEOK Hydrocarbon GP, L.L.C.	Delaware
ONEOK Hydrocarbon Holdings, L.L.C.	Delaware
ONEOK Hydrocarbon Southwest, L.L.C.	Delaware
ONEOK MB I, L.P.	Delaware
ONEOK Midstream Gas Supply, L.L.C.	Oklahoma
ONEOK Mont Belvieu Storage Company, L.L.C.	Oklahoma
ONEOK NGL Pipeline, L.P.	Delaware
ONEOK Overland Pass Holdings, L.L.C.	Oklahoma
ONEOK Pipeline Holdings, L.L.C.	Delaware
ONEOK Sayre Storage Company, L.L.C.	Delaware
ONEOK Texas Gas Storage, L.P.	Texas
ONEOK Transmission Company, L.L.C.	Delaware

ONEOK Underground Storage Company, L.L.C.	Kansas
ONEOK VESCO Holdings, L.L.C.	Delaware
ONEOK WesTex Transmission, L.P.	Delaware
Overland Pass Pipeline Company LLC	Delaware
Potato Hills Gas Gathering System (joint venture) (51%)	Oklahoma
Sycamore Gas System (general partnership) (48.445%)	Oklahoma
Venice Energy Services Company, LLC (10.1765%)	Delaware
Mont Belvieu I Fractionation Facility (joint venture)	Texas